UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2005

Biotel Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-50914 (Commission File Number)	41-1427114 (IRS Employer Identification No.)

11481 Rupp Drive
Burnsville, Minnesota 55337
(Address of Principal Executive Offices and Zip Code)

(952) 890-5135
(Registrant’s Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

        On June 3, 2005, Biotel Inc. (“Biotel”) commenced a lawsuit in Minnesota State District Court against Carroll L. Turner, the former president of two of Biotel’s wholly-owned subsidiaries, Advanced Biosensor, Inc. and Carolina Medical, Inc. Biotel’s complaint seeks a declaratory judgment that Mr. Turner’s severance package disclosed in Biotel’s Registration Statement on Form 10-SB (Commission File No. 0-50914), which calls for a payment of $100,000 and one year of health insurance premium coverage in the event of the termination of his employment, is not enforceable or, if deemed enforceable, that Biotel’s performance is excused because of a failure of performance by Mr. Turner. Biotel’s complaint also seeks damages in excess of $50,000 from Mr. Turner based on his breach of fiduciary duty and duty of loyalty owed to Biotel, unfair competition, unjust enrichment, conversion and interference with Biotel’s business relationships.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTEL INC.

Date: June 6, 2005
/s/ B. Steven Springrose
B. Steven Springrose Chief Executive Officer and President